                                                                   Exhibit 99.C2






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 19, 2003, in the Registration Statement of Equity Opportunity Trust, Value Select Ten Series 2003B.





                                    ERNST & YOUNG LLP


March 19, 2003
New York, New York